Exhibit 1(k)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.
               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
         INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION AND
                 CREATING TWO ADDITIONAL CLASSES OF COMMON STOCK

      MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

                  FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue capital stock as follows:

Insured Portfolio Series Common Stock
                  Class A                500,000,000
                  Class B                375,000,000

High Yield Portfolio Series Common Stock
                  Class A                375,000,000
                  Class B                375,000,000

Limited Maturity Portfolio Series Common Stock
                  Class A                150,000,000
                  Class B                150,000,000

All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of ONE HUNDRED NINETY-TWO MILLION FIVE HUNDRED THOUSAND Dollars ($192,500,000).

      SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the number of authorized shares of capital stock of the Corporation's Insured Portfolio by EIGHT HUNDRED SEVENTY-FIVE MILLION (875,000,000) shares, all of which shall be classified as Class B Insured Portfolio Series Common Stock.

            The Board of Directors of the Corporation, acting in accordance with
Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the number of authorized shares of capital stock of the Corporation's High Yield Portfolio by SEVEN HUNDRED FIFTY MILLION (750,000,000) shares, all of which shall be classified as Class B High Yield Portfolio Series Common Stock.

            The Board of Directors of the Corporation, acting in accordance with
Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the number of authorized shares of capital stock of the Corporation's Limited Maturity Portfolio by THREE HUNDRED MILLION (300,000,000) shares, all of which shall be classified as Class B Limited Maturity Portfolio Series Common Stock.

      THIRD: After this increase in the number of authorized shares of capital stock of the Corporation's Insured Portfolio Series Common Stock, High Yield Portfolio Series Common Stock and Limited Maturity Portfolio Series Common Stock, the Corporation will have the authority to issue capital stock as follows:

Insured Portfolio Series Common Stock
                  Class A                       500,000,000
                  Class B                     1,250,000,000

High Yield Portfolio Series Common Stock
                  Class A                       375,000,000
                  Class B                     1,125,000,000

Limited Maturity Portfolio Series Common Stock
                  Class A                       150,000,000
                  Class B                       450,000,000

      FOURTH: After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of THREE HUNDRED EIGHTY-FIVE MILLION Dollars ($385,000,000).

      FIFTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified THREE HUNDRED SEVENTY-FIVE MILLION (375,000,000) authorized and unissued shares of the Class B Insured Portfolio Series Common Stock as Class C Insured Portfolio Series Common Stock, THREE HUNDRED SEVENTY-FIVE MILLION (375,000,000) authorized and unissued shares of the Class B High Yield Portfolio Series Common Stock as Class C High Yield Portfolio Series Common Stock and ONE HUNDRED FIFTY MILLION (150,000,000) authorized and unissued shares of the Class B Limited Maturity Portfolio Series Common Stock as Class C Limited Maturity Portfolio Series Common Stock (together the "Class C Common Stock"). All shares of Class C Common Stock have a par value of $0.10 per share. The aggregate par value of all the shares of Class C Common Stock is NINETY MILLION Dollars ($90,000,000).

      SIXTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption or Class C Common Stock are as follows:

      The Class Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock of the series from which such class C shares were reclassified as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

            (i) Expenses related to the distribution of the Class C Common stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;


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

            (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; and

            (iii) Class C Common Stock shall not be reclassified into Class D Shares.

      SEVENTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors, has reclassified FIVE HUNDRED MILLION (500,000,000) authorized and unissued shares of the Class B Insured Portfolio Series Common Stock as Class D insured Portfolio Series Common Stock, THREE HUNDRED SEVENTY-FIVE MILLION (375,000,000) authorized and unissued shares of the Class B High Yield Portfolio Series Common Stock as Class D High Yield Portfolio Series Common Stock and ONE HUNDRED FIFTY MILLION (150,000,000) authorized and unissued shares of the Class B Limited Maturity Portfolio Series Common Stock as Class D Limited Maturity Portfolio Series Common Stock (together, the "Class D Common Stock"). All shares of Class D Common Stock have a par value of Ten Cents ($.10) per share. The aggregate par value of all the shares of Class D Common Stock is ONE HUNDRED TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($102,500,000).

      EIGHTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class D Common Stock are as follows:

      The Class D Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock of the series from which such Class D shares were reclassified as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

            (i) Expenses related to the distribution of the Class D Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

            (ii) Such distribution expenses borne solely by Class D Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.


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

      IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on October 18, 1994.

                                                MERRILL LYNCH MUNICIPAL BOND
                                                FUND, INC.


                                                By: /s/ Arthur Zeikel
                                                    ---------------------------
                                                    Arthur Zeikel
                                                    President
Attest:


/s/ Mark B. Goldfus
-------------------------------
Mark B. Goldfus
Secretary

      THE UNDERSIGNED, President of MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                                By: /s/ Arthur Zeikel
                                                    ---------------------------
                                                    Arthur Zeikel
                                                    President


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